SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2007

GOTTAPLAY INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-20783-D	84-1064958
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

3226 Rosedale Street, N.W. Suite 220
Gig Harbor, WA 98335
(Address of principal executive offices)

(Former name and address )

(253) 853-4145
(Registrant's telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities

    From February 23, 2007 through April 4, 2007 we sold to 26 accredited investors, a total of 1,828,000 Units (the “Unit[s]”) for $1.25 per Unit (total of $2,285,000.) Each Unit consists of: a) one share of common stock; b) one warrant to purchase one share of our common stock at a purchase price of $1.50 per share for a period of two years, and, c) one warrant to purchase one share of our common stock at a purchase price of $2.50 for a period of 3 years. Prestige Financial Center, acted as Placement Agent for 1,308,000 of the Units (total of $1,635,000) and received compensation consisting of x) a commission of 10% ($163,500) of the amount funded; y) warrants to purchase 416,000 shares of common stock at an exercise price of $1.50 per share for a period of two years; and z) warrants to purchase 130,800 shares of our common stock at an exercise price of $2.50 per share for a period of three years. No commissions was paid on the sale of 520,000 Units which were sold by officers of the Company.

On April 4, 2007 the offering of Units ceased.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOTTAPLAY INTERACTIVE, INC. (Registrant)

Dated: April 26, 2007	By:	/s/ John Gorst
John Gorst CEO

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